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                                                                    Exhibit 23.1

                          Independent Auditors' Consent

The Stockholders and Board of Directors
Novadigm, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-73656) on Form S-8 of Novadigm, Inc. and subsidiaries of our report dated April 23, 2003, except as to Note 12, which is as of May 29, 2003, with respect to the consolidated balance sheet of Novadigm, Inc. and subsidiaries as of March 31, 2003, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for the year ended March 31, 2003, and the related consolidated financial statement schedule, which report appears in the March 31, 2003, annual report on Form 10-K of Novadigm, Inc. and to the reference to our firm under the heading "Selected Consolidated Financial Data," in the Form 10-K.

Our report refers to our audit of the adjustments that were applied to revise the 2002 and 2001 consolidated financial statements, as more fully described in
Note 2 to the consolidated financial statements. However, we were not engaged to audit, review or apply any procedures to the 2002 and 2001 consolidated financial statements other than with respect to such adjustments.

KPMG LLP

Short Hills, New Jersey
June 30, 2003